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                                     [LETTERHEAD]


                                   October 2, 1997

Eltrax Systems, Inc.
2000 Town Center, Suite 690
Southfield, MI 48075

Gentlemen:

    We have acted as counsel to Eltrax Systems, Inc. (the "Company"), a Minnesota corporation, in connection with the registration by the Company of 291,250 shares (the "Shares") of Common Stock, $.01 par value per share ("Common Stock") pursuant to a Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission on or about October 2, 1997 (the "Registration Statement"). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. 229.601(b)(5), in connection with the Registration Statement.

    We do not purport to be experts on or to express any opinion in this letter concerning any law other than the laws of the State of Michigan and the Minnesota Business Corporation Act, and this opinion is qualified accordingly. This opinion is limited to the matters expressly set forth in this letter, and no opinion is to be inferred or may be implied beyond the matters expressly so stated. In rendering the opinion contained in this letter, we have assumed without investigation that the information supplied to us by the Company is accurate and complete.

    For purposes of this opinion letter, we have examined copies of the following documents:

    A.   An executed copy of the Registration Statement;

    B.   The Company's Amended and Restated Articles of Incorporation;

    C.   The Bylaws of the Company;

    D.   The Company's corporate minute book; and

    E. An Officer's Certificate (the "Certificate"), a copy of which is attached to this letter as Exhibit A.

    The documents listed in items A-E above are collectively referred to as the "Documents".

    In rendering our opinion, we have assumed, without independent verification, that: (i) all signatures are genuine; (ii) all Documents submitted to us as originals are authentic; and (iii) all Documents submitted to us as copies conform to the originals of such Documents. Our review has been limited to examining the Documents and applicable law.

    To the extent that any opinion in this letter relates to or is dependent upon factual information, we have relied exclusively upon the factual representations and warranties set forth in the Certificate, and we have not undertaken to independently verify any such facts or information.



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Eltrax Systems, Inc.
October 2, 1997
Page 2


    Based upon, subject to and limited by the foregoing, we are of the opinion that, as of the date hereof:

1. The Shares that have been issued are validly issued, fully paid, and non-assessable.

2. The Shares that may be issued in the future upon exercise of warrants (as described in the Registration Statement) have been duly authorized.

3. Upon issuance of the Shares that are to be issued upon exercise of warrants in accordance with such warrant agreements, such Shares will be validly issued, fully paid, and non-assessable.

    We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement, and to the use of the name of our firm in the Prospectus under the caption "LEGAL MATTERS".

                                  Very truly yours,

                             JAFFE, RAITT, HEUER & WEISS
                              Professional Corporation

                                /s/ Jeffrey L. Forman

                                  Jeffrey L. Forman



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                                     EXHIBIT "A"

                                OFFICER'S CERTIFICATE

    The undersigned, the duly elected and acting Chief Executive Officer and Chairman of the Board of ELTRAX SYSTEMS, INC., a Minnesota corporation (the "Corporation"), hereby represents and warrants the following to Jaffe, Raitt, Heuer & Weiss, professional corporation ("JRH&W"):

    1. Eltrax Systems, Inc. ("Eltrax") is a corporation formed under the laws of the State of Minnesota.

    2. The Amended and Restated Articles of Incorporation of the Company have not been amended since July 23, 1996.


September _____, 1997              ____________________________________________
                                    William P. O'Reilly, Chief Executive Officer and Chairman of the Board